Exhibit 99.1

MicroVision Licenses Its PicoP® Display Technology to Fortune Global 100 Partner

Agreement includes payment of an $8 million up-front license fee

REDMOND, Wash.--(BUSINESS WIRE)--March 5, 2015--MicroVision, Inc. (NASDAQ:MVIS), a leader in innovative ultra-miniature projection display technology, today announced it has signed a multi-year license agreement with its Fortune Global 100 partner for MicroVision PicoP® display technology. The license agreement marks an important milestone in the ongoing relationship between the two companies that began in April 2013.

The license agreement grants the Fortune Global 100 company a non-exclusive license to MicroVision PicoP display technology for use in display modules it manufactures and sells. As part of the agreement, MicroVision expects to receive an $8 million up-front license fee later this month. In addition to the initial up-front license fee, MicroVision will also receive royalties for display modules sold by the Fortune Global 100 company. Further terms of the license agreement are confidential for competitive reasons.

“This is a significant step forward for MicroVision and PicoP display technology. By licensing our technology to a leading global consumer electronics brand we have the potential to significantly expand the reach of our PicoP display technology on a scale commensurate with a company known for technology innovation and its global reach,” said Alexander Tokman, president and CEO of MicroVision. “This milestone is a credit to the hard work of both teams, and we look forward to making this endeavor successful and enduring for both companies.”

The completion of the license agreement is a very significant step in this business relationship. The two companies began joint development on a display module incorporating PicoP display technology in April 2013. The development phase was completed in 2014, and the Fortune Global 100 company contracted with MicroVision for commercialization support services which are ongoing. The license agreement represents a milestone achievement in MicroVision’s execution of its ingredient brand licensing business model. The Fortune Global 100 company will also purchase proprietary components from MicroVision for incorporation in its display modules pursuant to the license agreement.

About MicroVision

MicroVision is the creator of PicoP® display technology, an ultra-miniature laser projection solution for mobile consumer electronics, automotive head-up displays and other applications. MicroVision’s patented display technology helps OEMs break down display boundaries and offer enhanced visibility to mobile experiences. Extensive research has led MicroVision to become an independently recognized leader in the development of intellectual property. MicroVision’s IP portfolio has been recognized by the Patent Board as a top 50 IP portfolio among global industrial companies and has been included in the Ocean Tomo 300 Patent Index. The company is based in Redmond, Wash.

For more information, visit the company’s website at www.microvision.com, on Facebook at www.facebook.com/MicroVisionInc or follow MicroVision on Twitter at @MicroVision.

MicroVision and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to potential benefits of announced agreements and future operating results, potential demand for MicroVision technology and potential applications and features of MicroVision technology, and those containing words such as “potential,” “ongoing,” “expand,” “enduring,” and “expects,” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company’s forward-looking statements include the following: the risk that our partner may not have significant sales of products and we may not receive significant future royalties under the license agreement; our ability to raise additional capital when needed; products incorporating our PicoP display technology may not achieve market acceptance; our ability to conclude agreements with potential customers; commercial partners may not perform under agreements as anticipated; we may be unsuccessful in identifying parties interested in paying any amounts or amounts we deem desirable for the purchase or license of IP assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including the company’s Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

CONTACT:
MicroVision, Inc.
Investors:
Dawn Goetter, 425-882-6629
ir@microvision.com
or
Media:
Nicole Cobuzio, 732-212-0823 ext. 102
nicolec@lotus823.com